GOLDPOINT RESOURCES, INC.

PROSPECTUS

5,000,000 shares of common stock, .001 par value, no minimum / 5,000,000 maximum,
Offered by GoldPoint Resources, Inc.

Securities Being Offered by GoldPoint Resources, Inc.	GoldPoint Resources, Inc. is offering 5,000,000 shares at an offering price of $0.02 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. GoldPoint Resources, Inc. is not using an underwriter for this offering.
2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. GoldPoint Resources, Inc. will pay all such costs, which it believes to be $3,828.
3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.
4. GoldPoint Resources, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

	Per Share (Non Minimum)	If Maximum Sold by GoldPoint Resources, Inc. (5,000,000)
Price to Public	$.02	$.02
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.02	$100,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. GoldPoint Resources, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is December 28, 2007

TABLE OF CONTENTS

Page Number

Summary Information Risk Factors	3
Risk Factors	5
Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.	5
Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.	5
Our management has no technical training and no experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.	5
We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.	5
Because we will have to spend additional funds to determine if we have a reserve, if we are not able to raise additional proceeds we will have to cease operations and you would lose your entire investment.	6
Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.	6
Because we currently have limited funds available, we may have to limit our exploration activity which would likely result in a complete loss of your investment.	6
We may not have access to all of the materials we need to begin exploration which could cause us to delay or suspend activities.	6
Because GoldPoint' success is dependent on current management, who may be unable to devote sufficient time to the development of GoldPoint' business plan, which could cause the business to fail.	6
Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.	7
Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.	7
If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.	7
Because there is no public trading market for our common stock, you may not be able to resell your stock.	7
There is currently no market for GoldPoint' common stock, but if a market for our common stock does develop, our stock price may be volatile.	7
While GoldPoint expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.	8
GoldPoint has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.	8
Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.	8
Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.	8
Forward Looking Statements	8
Use of Proceeds	9
Determination of Offering Price	10
Dilution	10
Plan of Distribution	11
Legal Proceedings	11
Directors, Executive Officers, Promoters and Control Persons	11
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	13
Interest of Named Experts and Counsel	13
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	14
Organization within Last Five Years	14
Description of Business	14
Plan of Operation	18
Description of Property	20
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	22
Financial Statements	F-1
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	29

SUMMARY INFORMATION

Prospective investors are urged to read this prospectus in its entirety.

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 - 12.

Company History

GoldPoint Resources, Inc. ("GoldPoint" or “The Company”) is an exploration stage company that was incorporated on June 29, 2007, under the laws of the State of Nevada.

The principal offices are located at 110 South Fairfax Avenue #A11-123 Los Angeles, CA 90036.
The telephone number is (213)590-7249 the fax number is (323)933-2324.

Since becoming incorporated, GoldPoint has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. GoldPoint has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

We are an exploration stage corporation.  We intend to be in the business of mineral property exploration.  We do not own any interest in any property, but simply have the right to conduct exploration activities on one property. The property consists of one lode mining claim located in Clark County State of Nevada USA.  We intend to explore for gold, silver and copper on the property. Currently, we have no further business planned if mineralized material is not found on the property.

As of September 30, 2007, the date of company's last audited financial statements, GoldPoint has raised $5,000 through the sale of common stock.  This sale was a purchase of 2,000,000 shares by the Company’s sole officer and director Patrick Orr. GoldPoint also issued 100,000 shares of common stock at an estimated value of $1,000 for legal and consulting services relating to this offering.

GoldPoint’s current liabilities from inception to September 30, 2007 are $525. This expense is relating to corporate start-up fees.  The Company anticipates an additional expense of $3,300 relating to bookkeeping/auditing fees for this filing. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of GoldPoint filed with this prospectus.

Management

Currently, GoldPoint has one Officer / Director. Our sole Officer / Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

GoldPoint Resources, Inc.'s common stock is presently not traded on any market or securities exchange. 2,100,000 shares of restricted common stock are issued and outstanding as of the date of this prospectus.

GoldPoint is offering up to 5,000,000 shares of common stock at an offering price of $0.02 per share. There is currently no public market for the common stock. GoldPoint intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB).  Currently, there is no trading symbol assigned. GoldPoint's sole Officer and Director own 2,000,000 shares of Restricted Common Stock.  A non-affiliate entity owns 100,000 shares of Restricted Common Stock. If GoldPoint is unable to sell its stock and raise money, GoldPoint’ business would fail as it would be unable to complete its business plan.

Summary of Financial Data

As of September 30, 2007

Revenues	$0

Operating Expenses including Liabilities	$1,525

Earnings (Loss)	$1,525

Total Assets	$5,000

Working Capital	$5,000

Shareholder’s Equity	$5,000

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  We cannot assure any investor that we will successfully address these risks.

PLEASE CONSIDER THE FOLLOWING RISK FACTORS CAREFULLY PRIOR TO INVESTING IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH GOLDPOINT RESOURCES, INC:

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

Our management has no technical training and no experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

Our management has no technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

We were incorporated on June 29, 2007 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,525 this includes $525 of liabilities and $1,000 allocating in common stock for services rendered.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon

•	our ability to locate a profitable mineral property;
•	our ability to generate revenues; and
•	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

Because we will have to spend additional funds to determine if we have a reserve, if we are not able to raise additional proceeds we will have to cease operations and you would lose your entire investment.

Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.  If we do not have the funds to accomplish further drilling investors would lose their entire investment.

Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.

Currently, our sole Officer and Director owns approximately 95% of the outstanding shares of the Company.  If we are successful in selling all the shares in this Offering, the sole Officer and Director will own approximately 28% of the outstanding shares of common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this stockholder may differ from the interests of the other stockholders, and they may make decisions, as a stockholder, with which the other stockholders may not agree. Such decisions may be detrimental to GoldPoint' business plan and/or operations and they may cause the business to fail.

Because we currently have limited funds available, we may have to limit our exploration activity which would likely result in a complete loss of your investment.

Because of the size of our company and the limited amount of proceeds available to us, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

We may not have access to all of the materials we need to begin exploration which could cause us to delay or suspend activities.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Because GoldPoint' success is dependent on current management, who may be unable to devote sufficient time to the development of GoldPoint' business plan, which could cause the business to fail.

GoldPoint is heavily dependent on the extensive industry experience that our sole Officer and Director, Patrick Orr, brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Orr. In that instance, GoldPoint may be unable to further its business plan.

Additionally, Mr. Orr is employed outside of GoldPoint.  Mr. Orr has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of GoldPoint' business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to GoldPoint, and, GoldPoint would be unable to develop its business plan.

Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Mr. Orr. If Mr. Orr transfers the property to a third person, the third person will obtain good title and we will have nothing. If this should occur, we will subsequently not own any property and we will have to cease all exploration activities.

RISKS ASSOCIATED WITH THIS OFFERING:

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.

We currently have only one officer and director, Patrick Orr.  As such, he is solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities Exchange.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

There is currently no market for GoldPoint' common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for GoldPoint' common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of GoldPoint' common stock will be subject to wide fluctuations in response to several factors including:
•	The ability to complete the development of GoldPoint’s anticipated exploration plan;
•	The market price of the commodities Goldpoint anticipates exploring and mining; and
•	The ability to hire and retain competent personal in the future.

While GoldPoint expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

GoldPoint has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

GoldPoint has limited financial resources at present; as of September 30th it had $5,000 of cash on hand with liabilities of $525.   If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of GoldPoint' stock to general administrative functions. If GoldPoint is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on GoldPoint' business and would likely cause it to fail.

FORWARD LOOKING STATEMENTS

 This prospectus contains forward-looking statements that involve risks and uncertainties. GoldPoint uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. There is no assurance that GoldPoint will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$2,500	$2,500	$2,500	$2,500
SUB-TOTAL	$4,500	$4,500	$4,500	$4,500

Less: PHASE I
Mobilization / Demobilization	$5,000	$7,000	$9,000	$11,000
Geologist	$7,500	$10,500	$15,000	$20,000
Geo-technician	$2,500	$5,500	$7,500	$10,000
Assays	$500	$1,000	$3,500	$7,000
Travel	$1,000	$1,000	$2,000	$3,000
Reports	$500	$500	$1,500	$2,500
SUB-TOTAL	$17,000	$20,000	$38,500	$53,000

Less: PHASE II
Mobilization / Demobilization	$0	$7,500	$10,000	$12,500
Airborne MAG-EM Survey	$0	$11,500	$12,500	$17,000
Data Reduction Report	$0	$1,500	$2,500	$3,500
SUB-TOTAL	$0	$20,500	$25,000	$33,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$0	$0	$1,000	$2,000
Legal and Accounting	$3,500	$5,000	$6,000	$7,500
SUB-TOTAL	$3,500	$5,000	$7,000	$9,500

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement under the 1933 Act as amended and maintaining the status of a Reporting Company under the 1934 Act.

Readers will note that GoldPoint has already raised a total of $5,000 from the sale of stock. A total of $5,000 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $3828. As of September 30, 2007, GoldPoint had a balance (less outstanding checks) of $5000 in cash with liabilities of $525. Some services related to this offering were paid for in common stock rather than cash payment. This will allow GoldPoint to pay the entire expenses of this offer from cash on hand.

One of the purposes of the offering is to create an equity market, which allows GoldPoint to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. GoldPoint' offering price for shares sold pursuant to this offering is set at $0.02. Our existing shareholder, our Officer /Director, paid $0.0025 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for GoldPoint stock) and the high level of risk considering the lack of operating history of GoldPoint.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $100,000 or $0.014 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.006 per share while our present stockholders will receive an increase of $0.012 per share in the net tangible book value of the shares they hold.  This will result in a 30% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25% of the shares are sold, as well as the dilution if all shares are sold:

	25% of	Maximum
	Offering	Offering

Offering Price Per Share	$0.02	$0.02

Book Value Per Share Before the Offering	$0.002	$0.002

Book Value Per Share After the Offering	$0.007	$0.014

Net Increase to Original Shareholders	$0.005	$0.012

Decrease in Investment to New Shareholders	$0.013	$0.006

Dilution to New Shareholders (%)	35%	30%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 5,000,000 common shares being offered by GoldPoint at $.02 per share with no minimum offering requirement.

Company Offering

GoldPoint is offering for sale common stock. If GoldPoint is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by GoldPoint. All of these shares will be issued to business associates, friends, and family of the current GoldPoint's shareholder and principal. The Officer and Director of GoldPoint, Patrick Orr, will not register as broker-dealers in connection with this offering. Patrick Orr will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

LEGAL PROCEEDINGS

GoldPoint Resources, Inc. is not currently a party to any legal proceedings. GoldPoint' agent for service of process in Nevada is:   InCorp Services, 3155 East Patrick Lane, Suite 1, Las Vegas Nevada 89120.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

GoldPoint’s executive officer and director and his respective age as of September 30, 2007 is as follows:

Directors:

Name of Director	Age
Patrick Orr 1018 North Hayworth West Hollywood, CA 90046	26

Executive Officers:

Name of Officer	Age	Office
Patrick Orr 1018 North Hayworth West Hollywood, CA 90046	26	President, Chief Financial Officer, Chief Executive Officer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Patrick Orr, President, Member of the Board of Directors.

Mr. Orr is currently employed with Phoenix Realty Group and works out of the Los Angles California office.  He is an Administrative/Executive assistant his duties include compiling expense reports, merchandise ordering, organization of press and press releases, and tech support, along with the organization of due diligence information.  Prior to his current employment from 1999 to 2005 he worked for Starbucks Coffee Company as a Barista.  Mr. Orr obtained his Political Science degree from Whitworth University in Spokane Washington in 2004.

Mr. Orr will be able to spend up to 10 hours per week on the development of GoldPoint Resources, Inc. at no cost to the Company.

GoldPoint’s sole Officer and Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

GoldPoint has no significant employees other than the officer and director described above, whose time and efforts are being provided to GoldPoint without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to GoldPoint to own more than 5% of the outstanding common stock as of September 30, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Patrick Orr 1018 North Hayworth West Hollywood, CA 90046	2,000,000 shares	95%

The percent of class is based on 2,100,000 shares of common stock issued and outstanding as of September 30, 2007.  Jameson Capital, LLC was issued 100,000 common shares in lieu of consulting services relating to this offering, which represents 5% of the current outstanding common stock.

DESCRIPTION OF SECURITIES
General

The authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 30, 2007, there are 2,100,000 shares of common stock issued and outstanding.  2,000,000 shares are held by our Officer / Director, Patrick Orr.  Jameson Capital, LLC was issued 100,000 shares in lieu of services rendered in August 2007.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of GoldPoint capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of GoldPoint Resources, Inc.’s issuance of common stock and is presented as an exhibit to this filing.  Please note that the current officer and director of the Company Patrick Orr and Timothy Orr are brothers.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding GoldPoint' ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

GoldPoint Resources, Inc. was incorporated on June 29, 2007, under the laws of the state of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from GoldPoint. No assets will be or are expected to be acquired from any promoter on behalf of GoldPoint. In addition, see Certain Relationships and Related Transactions.

DESCRIPTION OF BUSINESS

Business Development

GoldPoint Inc. was incorporated on June 29, 2007, in the state of Nevada. GoldPoint has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, GoldPoint has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. GoldPoint is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in a mineral claim in the Eldorado Canyon Mining District, located in Clark County, Nevada due south of Nelson, Nevada. There is no assurance that a commercially viable mineral deposit exists on the claims.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the claims.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the claim in order to ascertain whether it possesses economic quantities of copper, nickel and cobalt.  There can be no assurance that an economic mineral deposit exists on the claims until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Goldpoint Claim Purchase/Option Agreement

On August 30, 2007, (“the Company”) entered into an Option to Purchase Agreement with Patrick Orr, our officer and director, who is the sole beneficial owner of 100% of the mineral claim identified as PAT #1 Lode Claim, Clark County, Eldorado Mining District located on August 4, 2007 by Mr. Orr.  The claim is in NE ¼ Section 15 T26S R64E.  The agreement grants the Company the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the claims upon satisfying certain terms and conditions.

The option to acquire the claim is contingent on the Company incurring exploration costs on the claims of a minimum of $7,000 on or before September 30, 2008; as well as the Company incurring exploration costs on the claims of a further $25,000 (for aggregate minimum exploration costs of $32,000) on or before September 30, 2009.  Upon exercise of the option, the Company agrees to pay the seller, Patrick Orr, our officer and director, the sum of $25,000 per annum, commencing January 1, 2010, for so long as the Company holds any interest in the claims.

Location, Access and Description

The claim is part of the Eldorado Canyon Mining District, which is located in the southern portion of the Eldorado Mountains and along the northern end of the Opal Mountains.  The small town of Nelson, Nevada is in the center of the mining district.  Nelson is approximately twenty-six miles (paved road) south of Boulder City, Nevada, and six miles west of the Colorado River.  Elevations in the area range from approximately 1,500 feet to 3,500 feet above sea level.

The property is accessed directly due south from Nelson, Nevada by a well-maintained gravel road which leads Claim.

The climate is characterized by very hot and dry summers and warm mild winters.  From June through September the average temperatures 90 to 100+ F to 70-80 F with less than an inch of rainfall.  The remaining portion of the year temperatures range from high 80’s to the low 40’s F with minimal precipitation.  The terrain is rocky with few vegetation and many rock outcroppings.

Title to the Mineral Claims

The claim is approximately 1500 feet long and 600 feet wide, such that 750 feet are claimed in a Easterly direction and 750 feet in a Westerly direction from the point of discovery (monument of location), at which the Notice of Location was posted, together with 300 feet on each side of the monument of location and center line of the Claim the general course of the lode or vein is from the East to the West.

A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the claim is registered in the name of Patrick Orr, our President.  The Company has an option to purchase the claim (see page 18 for further explanation of the option agreement).

Claim details are as follows:	Lode Mining Claim:	PAT #1
OriginalIssueDate:	August 2007
GrantingAuthority:	Nevada Division of Minerals

A mineral exploration license is issued for one year.  In order to maintain the claims, Mr. Orr must pay a fee of approximately $1,500 per year, or we must perform work on the claims. As long as the fees are paid, no work has to be performed to maintain the claims in good order.  Mr. Orr can renew the claims indefinitely by paying the annual fees.  The renewal fees may increase in the future. Mr. Orr will not cause the claims to expire as a result of not renewing the same or failing to perform work on the claim, provided mineralized material is found.  In the event that our exploration program does not find mineralized material, Mr. Orr will allow the claims to expire and we will cease activities.  Mr. Orr will personally bear the cost to maintain the claims.

Mineralization

The area of the claim have intrusive and intruded rock masses mingled in chaotic assemblage with intrusive rock identified including quartz, quartz monzonite, diorite, andesite and rocks of finer grain with varied compositions.

Exploration History

This area has undergone several regional mapping studies, partly because of its considerable history of exploration.  The Eldorado Canyon Mining District is one of the oldest in Nevada.  Mining began in the area in 1857 with the discovery of gold ore on the Eldorado Rand property.  In 1862 the Southwestern Mining Co. erected a 15-stamp chlorination mill at the mouth of Eldorado Canyon and the Colorado River and subsequently ran most of the mines on the area until 1897, when most of these mines where either sold or leased.  Since 1900 only two mines have been in chief production (Techatticup and Eldorado Rand Mines-located northeast of the Claim.)  Recorded production for the area included gold, silver, copper, and lead with very little information on the amounts mined and total values thereof.  PAT #1 claim has no specific details regarding any exploration on the property.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Nevada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

1.	Water discharge will have to meet water standards;

2.	Dust generation will have to be minimal or otherwise re-mediated;

3.	Dumping of material on the surface will have to be re-contoured and re-vegetated;

4.	An assessment of all material to be left on the surface will need to be environmentally benign;

5.	Ground water will have to be monitored for any potential contaminants;

6.	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7.	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Based on previous studies done on the area, the Company plans to undertake an initial exploration program consisting of two phases.  The first phase would consist of geological mapping, prospecting and geochemical sampling. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.  Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization.  All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

The first phase is estimated to cost $53,000 as described below.

Budget – Phase I

Mobilization / Demobilization	$11,000
Geologist	$20,000
Geotechnician	$10,000
Assays	$7,000
Travel	$3,000
Reports	$2,500

Total	$53,000

The second phase would consist of a follow-up of the initial stage geological mapping and include a detailed geophysical survey.  As much of the property remains unmapped, the entire claim block would be flown by airborne magnetic and electromagnetic surveys.  Horizontal loop electromagnetic (HLEM) surveying should be carried out over the entire claim block wherever possible.  This will help determine the probability of sulphide mineralization occurring within the claim block.  Also HLEM surveying and ground magnetic surveying would need to be carried out over any areas of positive results from airborne surveying.

The second phase would cost approximately $33,000 as outlined below.

Budget – Phase II

Mobilization / Demobilization	$12,500
Airborne MAG-EM Survey	$17,000
Data Reduction and Report	$3,500

Total	$33,000

Please note that the above are estimates and the costs may be significantly different that the above figures.  Moreover the above estimates do not include expenses associated with this offering, estimated at $4,500 or administrative expenses estimated from $3,500 to $7,500 respectively.

We plan to commence the phase one exploration program on the mineral claim after raising the required funds from this offering.  There can be no guarantee or assurance that the Company will be able to raise the required proceeds through this offering to fund either Phase I or Phase II described above.  If the Company is unable to raise the required proceeds from this offering its business plan would fail and any investment made into the Company would be lost.

Currently management estimates the proceeds from this offering can be raised within 120 days if and when the prospectus herein is deemed effective by the SEC.  Contingent upon this offering and once the proceeds are raised Phase I should begin from approximately 30 to 60 days.  The program and follow-up report should take approximately 30 to 45 days to complete. We currently do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for either of these exploration programs and do not plan on obtaining any such retention until the proceeds from this offering are raised.

We will require additional funding in order to proceed with the exploration on the mineral claim within the Eldorado Canyon Mining District and satisfy the option agreement by and between Mr. Orr and the Company.  We are contingent upon additional funding from equity financing from the sale of our common stock through this offering. Other than described herein we do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through September 30, 2007

We have not earned any revenues from our incorporation on June 29, 2007 to September 30, 2007.  We do not anticipate earning revenues unless we enter into commercial production on the claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on either of the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $3,025 for the period from our inception on June 29, 2007 to September 30, 2007. These operating expenses were comprised of corporation start-up costs and bookkeeping/auditing relating to the preparation of this prospectus.   We have also issued common stock (100,000 shares) in lieu of services rendered related to the completion of this prospectus.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. GoldPoint was incorporated in the State of Nevada on June 29, 2007; we are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We are seeking equity financing though this offering to provide for the capital required to source our initial exploration programs. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our exploration programs.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, GoldPoint has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of September 30, 2007, GoldPoint had cash on hand (less outstanding checks) of $5,000 with $525 of liabilities.  We anticipate an additional $3,300 of expenses relating to this offering thereby leaving approximately $1,175 for general operating expenses while GoldPoint waits for this filing to become effective. However, as explained in Note 1 of the September 30, 2007 financial statements, GoldPoint has no established source of revenue and has suffered an operating loss in its initial periods of operations.

GoldPoint has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

DESCRIPTION OF PROPERTY

We own an option to the mineral exploration rights relating to the two mineral claims in the Bluebird claim group (See “GoldPoint Claim Purchase/Option Agreement” above).  We do not own any real property interest in the claims or any other property.

The current address for the Company is 110 South Fairfax Avenue #A11-123, Los Angeles, CA 90036
Phone (213)590-7249, Fax (323)933-2324.

Other than the claim option agreement described above, GoldPoint does not have any investments or interests in any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Patrick Orr as founder of GoldPoint Resources, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of GoldPoint. We have not entered into any agreements that require disclosure to our shareholders.

Other than the Option to Purchase the Claim by and between Patrick Orr and the Company described herein, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The sole Officer and Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

GoldPoint issued 100,000 restricted shares of common stock to Jameson Capital, LLC for $1,000 of services.  Value was determined as an arms length transaction between non-related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. GoldPoint anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, GoldPoint can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, GoldPoint had two (2) registered shareholders.

Rule 144 Shares

A total of 2,100,000 shares of our common stock are available for resale to the public after August 30, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 20,100 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,000,000 shares that may be sold pursuant to Rule 144.  A non-affiliated entity, Jameson Capital, LLC, owns 100,000 Rule 144 shares.  Timothy S. Orr, Attorney at Law, whom provided the opinion letter of validity of issuance of common stock provided as an exhibit herein is a member of Jameson Capital, LLC.

Stock Option Grants

To date, GoldPoint has not granted any stock options.

Registration Rights

GoldPoint has not granted registration rights to any persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

 GoldPoint Resources, Inc. has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Patrick Orr Director, President	2007	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended September 30, 2007. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended September 30, 2007.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

GoldPoint did not grant any stock options to the executive officer during the most recent fiscal period ended September 30, 2007. GoldPoint has also not granted any stock options to the executive officer since incorporation, June 29, 2007.

Employment Agreements

There are no employment agreements

FINANCIAL STATEMENTS

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Goldpoint Resources, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Goldpoint Resources, Inc. (An Exploration Stage Enterprise) as of September 30, 2007 the related statements of operations, stockholders’ deficit, and cash flows for the period June 29, 2007 (inception) through September 30, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldpoint Resources, Inc. (An Exploration Stage Enterprise) as of September 30, 2007 and the results of its operations and cash flows for period June 29, 2007 (inception) through September 30, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

November 28, 2007
Las Vegas, Nevada

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)

 BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS

CURRENT ASSETS
Cash	$5,000
TOTAL ASSETS	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$525

525

STOCKHOLDERS’ EQUITY
Capital stock
Authorized
50,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
2,100,000 shares of common stock	2,100
Additional paid-in capital	3,900
Deficit accumulated during the exploration stage	(1,525)
Total stockholders’ equity	4,475

Total Liabilities and Stockholders’ Equity	$5,000

The accompanying notes are an integral part of these financial statements

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)

STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2007

June 29, 2007 (date of inception) to September 30, 2007

EXPENSES

Office and general	$(525)
Professional fees	(1,000)

NET LOSS	$(1,525)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	670,213

The accompanying notes are an integral part of these financial statements

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Number of shares	Amount	Capital	Stage	Total

Common stock issued for cash at $0.0025 per share, August 31, 2007	2,000,000	$2,000	$3,000	$-	$5,000

Common stock issued for services rendered at $0.01 per share, August 31, 2007	100,000	100	900	-	1,000

Net Loss for the period ended September 30, 2007	-	-	-	(1,525)	(1,525)

Balance, September 30, 2007	2,100,000	$2,100	$3,900	$(1,525)	$4,475

The accompanying notes are an integral part of these financial statements

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)

 STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED SEPTEMBER 30, 2007

June 29, 2007 (date of inception) to September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,525)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	1,000
Accounts payable and accrued liabilities	525

NET CASH USED IN OPERATINGACTIVITIES	-

CASH FLOW FROM INVESTING ACTIVITY	-

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from issuance of common stock	5,000

NET CASH PROVIDED BY FINANCING ACTIVITY	5,000

NET INCREASE IN CASH	5,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$5,000

Supplemental information and non-monetary transactions

Interest paid	$-

Income taxes paid	$-

Stock issued for services	$1,000

The accompanying notes are an integral part of these financial statements

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Goldpoint Resources, Inc. (the “Company”) is a private company incorporated on June 29, 2007 under the laws of the State of Nevada. The Company is in the initial exploration stage and was organized to engage in the business of natural resource exploration in the State of Nevada.   The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered an Exploration Stage Enterprise.

Going concern

These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and liabilities in the normal course of business. The Company commenced operations on June 29, 2007 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended September 30, 2007 in the amount of $1,525. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  As of September 30, 2007 the Company had issued 2,000,000 founders shares at $0.0025 per share for net proceeds of $5,000 to the Company and 100,000 shares were issued to Jameson Capital, LLC for services rendered at a value of $1,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with US generally accepted accounting principles.

Natural Resource Properties

The Company is in the exploration stage and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of natural resource properties. Natural resource property acquisition and exploration costs are expensed as incurred. When it has been determined that a natural resource property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

SFAS 123R requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

As at September 30, 2007 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements” ("SFAS No. 157"). SFAS 155 establishes framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements.  The statement is effective for fiscal years beginning after November 15, 2007 and periods with those fiscal years.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

The Financial Accounting Standards Board has issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments  an amendment of FASB Statements No. 133 and 140” and No. 156 “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140”, but they will not have a material effect in the Company’s results of operations or financial position.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – NATURAL RESOURCE PROPERTIES and RELATED EXPLORATION EXPENSES

On August 30, 2007 the Company entered into an “Option to Purchase Agreement” (option agreement) with its President to purchase 100% undivided interest in the Lode mining claim PAT # 1 located in the Eldorado Canyon Mining District, Clark County, Nevada.

The Company, according to the option agreement, must complete exploration expenditure of $10,000 on or before September 30, 2008. Also, the agreement requires an additional $25,000 of completed exploration expenditures on or before September 30, 2009 for an aggregate minimum exploration expenses of $35,000.

Upon exercise of the option the Company agrees to pay the President, commencing January 1, 2010, the sum of $25,000 per annum for as long as the Company holds any interest in the Claims.

As of September 30, 2007 the Company had not incurred any expenses toward the exploration expenditures required by the option agreement.

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

The Company’s capitalization is 50,000,000 common shares with a par value of $0.001 per share.

On August 31, 2007, the Company issued 2,000,000 common shares at $0.0025 per share to the sole director and President of the Company for cash proceeds of $5,000 and 100,000 shares to Jameson Capital, LLC for services rendered at a value of $1,000.

The Company has no preferred stock.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of September 30, 2007 and since inception, the Company had no dilutive potential common shares.

GOLDPOINT RESOURCES, INC.
(An Exploration Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 – INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of September 30, 2007 the Company had net operating loss carry forwards of approximately $1,525 that may be available to reduce future years’ taxable income and will expire beginning in 2027. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

GoldPoint has had no changes in or disagreements with the accountants.

OUTSIDE BACK COVER:

Until March 28, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.